UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       April 22, 2005

BANKATLANTIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	34-027228	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 East Sunrise Boulevard, Fort Lauderdale, Florida	33304

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (954) 760-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     BankAtlantic Bancorp, Inc. (the “Company”) today announced the promotion of Lloyd B. DeVaux to the additional position of Executive Vice President and Chief Operating Officer of the Company. Mr. DeVaux retains his position as Executive Vice President and Chief Operating Officer of BankAtlantic, the banking subsidiary of the Company. Additionally, Jarett Levan, formerly Executive Vice President and Chief Marketing Officer of BankAtlantic was promoted to President of BankAtlantic, with additional duties to include corporate cash management, generation of municipal deposits and management of BankAtlantic’s mortgage lending services. Mr. DeVaux and Mr. Levan are each currently executive officers of the Company, and information regarding the business experience and background of each can be found in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.
Date: April 22, 2005	By:	/s/James A White
		Name:	James A. White
		Title:	Chief Financial Officer

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